Eric Paneth
39 Shimon Ben Zvi St.
Givataiim
Israel 53631

Credit Suisse Capital LLC
Eleven Madison Avenue
New York, NY 10010


Transaction ID:  ORCT001

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Dear Sir or Madam,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). Additional terms of the Transaction will be set forth in one or more Supplemental Confirmations in the form set forth in Annex A hereto (the "Supplemental Confirmation"). This Confirmation constitutes, and upon execution of the Supplemental Confirmation, this Confirmation together with each Supplemental Confirmation shall constitute a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation, "CSCL" means Credit Suisse Capital LLC, "Counterparty" means Eric Paneth and "Agent" means Credit Suisse Securities (USA) LLC, solely in its capacity as agent for CSCL and Counterparty.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "2002 Definitions" and, together with the 2000 Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation and the Supplemental Confirmation. In the event of any inconsistency between the 2000 Definitions and the 2002 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation or a Supplemental Confirmation, this Confirmation or such Supplemental Confirmation, as the case may be will govern. In the event of any inconsistency between this Confirmation and a Supplemental Confirmation, such Supplemental Confirmation shall govern. The Transaction shall be deemed to be a Share Forward Transaction within the meaning set forth in the Equity Definitions.

         This Confirmation and each Supplemental Confirmation shall supplement, form a part of and be subject to an agreement (the "Agreement") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA Form"), as published by the International Swaps and Derivatives Association, Inc., as if CSCL and Counterparty had executed the ISDA Form (without any Schedule thereto) on the date hereof. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation and each Supplemental Confirmation except as expressly modified below. This Confirmation, together with each Supplemental Confirmation, evidence a complete and binding agreement between you and us as to the terms of the Transaction to which they relate and replace any previous agreement between us with respect to the subject matter hereof. This Confirmation, together with each Supplemental Confirmation and all other confirmations or agreements between us referencing the ISDA Form, shall be deemed to supplement, form part of and be subject to the same, single Agreement.

         If there exists any ISDA Master Agreement between CSCL and Counterparty or any confirmation or other agreement between CSCL and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between CSCL and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which CSCL and Counterparty are parties, this Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         General Terms:

              Trade Date:                           As set forth in the
                                                    relevant  Supplemental
                                                    Confirmation,  to be the
                                                    date of  completion  of
                                                    CSCL's Initial Hedge.

              Seller:                               Counterparty

              Buyer:                                CSCL

              Shares:                               Common stock of Orckit
                                                    Communications Ltd.
                                                    (the "Issuer") (Exchange
                                                    Symbol: "ORCT").

              Number of Shares:                     As set forth in the relevant
                                                    Supplemental Confirmation,
                                                    the aggregate number of
                                                    Shares to which CSCL's
                                                    Initial Hedge relates, as
                                                    determined by the
                                                    Calculation Agent, not to
                                                    exceed 420,000.

              Prepayment:                           Applicable

              Conditions to
              SCL's Obligation
              to Pay Prepayment
              Amount: It shall be a condition to CSCL's obligation to pay any Prepayment Amount hereunder on any Prepayment
                                                     Date that (i) the relevant
                                                     Supplemental Confirmation
                                                     shall have been executed by
                                                     the parties hereto and (ii)
                                                     Counterparty shall have
                                                     performed its obligations
                                                     under paragraphs 4.a.,
                                                     "Delivery of Collateral,"
                                                     and 5, "Agreements to
                                                     Deliver Documents," below.

              Counterparty Option to
              Receive Prepayment
              Amounts:                               Counterparty  may,  from
                                                     time to time,  upon no less
                                                     than five  Scheduled
                                                     Trading Days prior  written
                                                     notice to CSCL,  designate
                                                     a Currency  Business Day
                                                     the First Averaging  Date
                                                     (each,  an  "Prepayment
                                                     Date") to receive  from
                                                     CSCL an amount in
                                                     immediately  available
                                                     funds equal to the
                                                     Prepayment  Amount for such
                                                     Prepayment Date.  In the
                                                     notice  provided  by
                                                     Counterparty  in
                                                     connection  with the  first
                                                     Prepayment   Date,
                                                     Counterparty   shall
                                                     specify   whether  or  not
                                                     "Discounted Advance"applies
                                                     to the Transaction.

              Prepayment  Amount:                    For any Prepayment
                                                     Date, the amount as
                                                     indicated in the written
                                                     notice provided by
                                                     Counterparty to CSCL in
                                                     connection with such
                                                     Prepayment Date; provided
                                                     that in no event shall an
                                                     Prepayment Amount be (i)
                                                     less than USD 1,000,000 or
                                                     (ii) greater than the
                                                     Maximum Prepayment Amount.

              Maximum Prepayment Amount:             (i) If Discounted Advance
                                                     applies, the Present Value
                                                     of the Forward Amount and
                                                     (ii) if Discounted Advance
                                                     does not apply, (A) the
                                                     Present Value of the
                                                     Initial Forward Amount
                                                     minus (B) the Funded
                                                     Amount.

              Counterparty Option to
              Pay Return Payment
              Amounts: Counterparty may, from time to time, upon no less than five Scheduled Trading Days prior written notice to
                                                     CSCL, designate a Currency
                                                     Business Day (each, a
                                                     "Return Payment Date") to
                                                     pay to CSCL an amount in
                                                     immediately available funds
                                                     equal to the Return Payment
                                                     Amount for such Return
                                                     Payment Date.

              Return Payment Amount:                 For any Return Payment
                                                     Date, the amount as
                                                     indicated in the written
                                                     notice provided by
                                                     Counterparty to CSCL in
                                                     connection with such Return
                                                     Payment Date; provided that
                                                     in no event shall a Return
                                                     Payment Amount be (i) less
                                                     than USD 1,000,000 or (ii)
                                                     greater than the Maximum
                                                     Return Payment Amount.

              Maximum Return Payment Amount:         (i) If Discounted Advance
                                                     applies, the Present Value
                                                     of the Funded Amount and
                                                     (ii) if Discounted Advance
                                                     does not apply, the Funded
                                                     Amount.

              Future Value:                          The future value of an
                                                     amount on the Future
                                                     Value Date calculated using
                                                     an interest rate determined
                                                     by the Calculation Agent by
                                                     reference to the LIBOR/swap
                                                     curve assuming (i) a tenor
                                                     of the period of time from
                                                     and including such
                                                     calculation date, as the
                                                     case may be, to but
                                                     excluding the Future Value
                                                     Date and (ii) a spread of
                                                     zero basis points.

              Present Value:                         The present value of an
                                                     amount calculated using
                                                     an interest rate determined
                                                     by the Calculation Agent by
                                                     reference to the LIBOR/swap
                                                     curve assuming (i) a tenor
                                                     of the period of time from
                                                     but excluding such
                                                     calculation date, as the
                                                     case may be, to and
                                                     including the Future Value
                                                     Date and (ii) a spread of
                                                     zero basis points.

              Initial Forward Amount:                As set forth in the
                                                     relevant Supplemental
                                                     Confirmation, to be the
                                                     product of (i) the
                                                     aggregate Number of
                                                     Shares and (ii) the Forward
                                                     Floor Price.

              Forward Amount:                        At any time, the Initial
                                                     Forward Amount minus the
                                                     Funded Amount at such time.

              Funded Amount:                         At any time, the sum of all
                                                     Forward Reduction Amounts
                                                     minus the sum of all
                                                     Forward Addition Amounts
                                                     for all Prepayment  Dates
                                                     or Return Payment Dates,
                                                     as the case may be,
                                                     occurring at or prior to
                                                     such time.

              Forward  Reduction Amount:             For any Prepayment Date
                                                     (as defined under
                                                     "Counterparty Option
                                                     to Receive Prepayment
                                                     Amounts" above), (x) if
                                                     Discounted Advance applies,
                                                     the Future Value of the
                                                     Prepayment Amount for such
                                                     Prepayment Date, and (y) if
                                                     Discounted Advance does not
                                                     apply, the Prepayment
                                                     Amount for such Prepayment
                                                     Date.

              Forward Addition Amount:               For any Return Payment Date
                                                     (as defined under
                                                     "Counterparty Option to Pay
                                                     Return Payment Amounts"
                                                     above), (x) if Discounted
                                                     Advance applies, the Future
                                                     Value of the Return Payment
                                                     Amount for such Return
                                                     Payment Date, and (y) if
                                                     Discounted Advance does not
                                                     apply, the Return Payment
                                                     Amount for such Return
                                                     Payment Date.

              Future Value Date:                     The scheduled Settlement
                                                     Date

              Initial Price:                         As  set  forth  in  the
                                                     relevant  Supplemental
                                                     Confirmation,  to be  the
                                                     actual execution price of
                                                     CSCL's Initial Hedge.

              Variable Obligation:                   Applicable

              Forward Floor Price:                   As set forth in the
                                                     relevant Supplemental
                                                     Confirmation, provided that
                                                     CSCL shall endeavor to
                                                     maximize each such Forward
                                                     Floor Price based on, among
                                                     other things, then
                                                     applicable interest rates
                                                     and that each such Forward
                                                     Flore Prices shall be at
                                                     least 120% above the
                                                     relevant Initial Price.

              Forward Cap Price:                     As set forth in the
                                                     relevant Supplemental
                                                     Confirmation, provided that
                                                     each such Forward Cap Price
                                                     shall be no less than
                                                     $27.12 per Share.
                                                     Notwithstanding the above,
                                                     CSCL shall be under no
                                                     obligation to execute any
                                                     Transaction if the above
                                                     Forward Floor Price
                                                     provisions and the Forward
                                                     Cap Price provisions cannot
                                                     be met.

              CSCL's Initial Hedge:                  Upon the execution of this
                                                     Confirmation, CSCL (or an
                                                     affiliate of CSCL) shall
                                                     establish CSCL's initial
                                                     hedge of the price and
                                                     market risk under the
                                                     Transaction as set forth in
                                                     Appendix A hereto.

                                                     CSCL's Initial Hedge shall
                                                     be established by selling
                                                     shares in transactions
                                                     conforming to the
                                                     manner-of-sale conditions
                                                     described in Rule 144 (e),
                                                     (f) and (g) under the
                                                     Securities Act of 1933, as
                                                     amended.

              Exchange:                              NASDAQ

              Related Exchange(s):                   All Exchanges


         Valuation:

              Scheduled Maturity Date:               As set forth in the
                                                     relevant Supplemental
                                                     Confirmation.

              Valuation Date:                         The final Averaging Date.

              Market Disruption Event:               Section  6.3(a) of the 2002
                                                     Definitions  is hereby
                                                     amended by  replacing
                                                     clause (ii) thereof in its
                                                     entirety  with the
                                                     following:  "(ii) an
                                                     Exchange  Disruption,
                                                     or" and inserting
                                                     immediately following
                                                     clause (iii) thereof the
                                                     following:  "; in each
                                                     case  that the  Calculation
                                                     Agent,  in a  commercially
                                                     reasonable  matter,
                                                     determines is material."

              Averaging Dates:                       The five consecutive
                                                     Scheduled Trading Days
                                                     starting on the First
                                                     Averaging Date.

              First Averaging Date:                  The date five  Scheduled
                                                     Trading  Days  immediately
                                                     prior to and  including
                                                     the Scheduled Maturity
                                                     Date.

              Averaging Date Disruption:             Modified Postponement;
                                                     provided that
                                                     notwithstanding  anything
                                                     to the contrary in the 2002
                                                     Definitions,  if a Market
                                                     Disruption Event occurs on
                                                     any Averaging Date, the
                                                     Calculation  Agent may
                                                     determine  that such
                                                     Averaging Date is a
                                                     Disrupted Day only in part,
                                                     in which case the
                                                     Calculation  Agent shall
                                                     make  adjustments to the
                                                     number  of  Shares  for
                                                     which  such day  shall  be
                                                     an  Averaging  Date and
                                                     shall designate  the
                                                     Scheduled  Trading  Day
                                                     determined  in the  manner
                                                     described  in Section
                                                     6.7(c)(iii)  of  the  2002
                                                     Definitions  as an
                                                     Averaging  Date  for  the
                                                     remaining   Shares,   and
                                                     shall  determine  any
                                                     Settlement  Price  based
                                                     on  an appropriately
                                                     weighted average instead of
                                                     the arithmetic  average
                                                     described under "Settlement
                                                     Terms--Settlement  Price"
                                                     below.  Such  determination
                                                     and adjustments will be
                                                     based on,  among other
                                                     factors,  the  duration  of
                                                     any Market  Disruption
                                                     Event and the volume,
                                                     historical trading patterns
                                                     and price of the Shares.

              Relevant Price:                        VWAP Price

              VWAP Price:                            On any day, the "Volume
                                                     Weighted Average
                                                     Price" per Share on such
                                                     day, as displayed on
                                                     Bloomberg Page "AQR" (or
                                                     any successor thereto) for
                                                     the Issuer with respect to
                                                     the period from 9:30 a.m.
                                                     to 4:00 p.m. (New York City
                                                     time) on such day, as
                                                     determined by the
                                                     Calculation Agent.

         Settlement Terms:

              Physical Settlement:                   Applicable

              Settlement Method Election:            Applicable

              Electing Party:                        Counterparty

              Settlement Method
              Election Date:                         The date that is 30
                                                     Scheduled Trading Days
                                                     prior to the First
                                                     Averaging Date

              Default Settlement Method:             Physical Settlement

              Settlement Price:                      The arithmetic mean of the
                                                     Relevant Prices on each
                                                     Averaging Day

              Automatic Physical Settlement:         If (x) Counterparty  has
                                                     not elected Cash
                                                     Settlement,  (y) by 10:00
                                                     A.M., New York City  time,
                                                     on the  Settlement  Date,
                                                     Counterparty  has not
                                                     otherwise  effected
                                                     delivery  of the  Number of
                                                     Shares to be  Delivered
                                                     and (z) the  collateral
                                                     then held  hereunder by or
                                                     on behalf of CSCL includes
                                                     Shares with respect to
                                                     which the Representation
                                                     and  Agreement  set forth
                                                     in Section 9.11 of the 2002
                                                     Definitions are true and
                                                     satisfied  (or,  at the
                                                     absolute  discretion  of
                                                     CSCL,  Shares with respect
                                                     to which such
                                                     Representation  and
                                                     Agreement  are not true or
                                                     satisfied), then the
                                                     delivery  required  by
                                                     Section  9.2 of the Equity
                                                     Definitions  shall be
                                                     effected,  in  whole  or in
                                                     part,  as  the  case  may
                                                     be by  delivery  from  the
                                                     Collateral  Account (as
                                                     defined below under
                                                     "Collateral  Provisions")
                                                     to CSCL of a number of
                                                     Shares equal to the Number
                                                     of Shares to be Delivered.

              Cash Settlement:                       If Applicable,
                                                     Counterparty  shall pay the
                                                     Preliminary Cash Settlement
                                                     Amount to CSCL  on  the
                                                     Preliminary   Cash
                                                     Settlement   Date.  If  the
                                                     Preliminary   Cash
                                                     Settlement  Amount exceeds
                                                     the Forward Cash Settlement
                                                     Amount,  CSCL shall pay to
                                                     Counterparty  the amount of
                                                     such excess on the Cash
                                                     Settlement  Payment  Date.
                                                     If the Forward  Cash
                                                     Settlement  Amount  exceeds
                                                     the  Preliminary  Cash
                                                     Settlement  Amount,
                                                     Counterparty  shall  pay to
                                                     CSCL the  amount  of such
                                                     excess on the Cash
                                                     Settlement Payment Date.

              Preliminary Cash
              Settlement Amount:                     The Forward Cash
                                                     Settlement  Amount that
                                                     would apply if every
                                                     Averaging Date were the
                                                     Preliminary Cash Settlement
                                                     Pricing Date.

              Preliminary Cash
              Settlement Pricing Date:               The fourth (4th) Exchange
                                                     Business Day immediately
                                                     preceding the First
                                                     Averaging Date.

              Preliminary Cash
              Settlement  Date:                      The first (1st)
                                                     Exchange Business day
                                                     immediately preceding the
                                                     First Averaging Date;
                                                     provided that if such day
                                                     is not a Currency Business
                                                     Day, the next following
                                                     Currency Business Day.

              Settlement Currency:                   USD

              CSCL Payment Upon
              Settlement:                            On the Settlement  Date,
                                                     CSCL shall pay
                                                     Counterparty,  in
                                                     immediately  available
                                                     funds,  an amount  equal to
                                                     the Forward  Amount,  if
                                                     any,  as of the Future
                                                     Value  Date.


         Dividends:

              Extraordinary  Dividend:               Any dividend or
                                                     distribution on the Shares
                                                     (other than any dividend or
                                                     distribution of the type
                                                     described in Section
                                                     11.2(e)(i) or Section
                                                     11.2(e)(ii)(A) or (B) of
                                                     the 2002 Definitions) the
                                                     amount or value of which
                                                     differs in amount from the
                                                     Ordinary Dividend Amount
                                                     for such dividend or
                                                     distribution, as determined
                                                     by the Calculation Agent.

              Ordinary Dividend Amount:              USD 0.00
                                                     for the first dividend or
                                                     distribution on the Shares
                                                     for which the ex-dividend
                                                     date falls within a regular
                                                     dividend period of the
                                                     Issuer, and zero for any
                                                     subsequent dividend or
                                                     distribution on the Shares
                                                     for which the ex-dividend
                                                     date falls within the same
                                                     regular dividend period of
                                                     the Issuer.

              Payment Obligation in Respect
              of Extraordinary Dividends:            In the  event  of  any
                                                     Extraordinary  Dividend,
                                                     Counterparty  shall  make a
                                                     cash payment to CSCL,  on
                                                     the date such
                                                     Extraordinary  Dividend  is
                                                     paid to holders of Shares,
                                                     in an  amount  equal to the
                                                     product  of (i) the  Number
                                                     of Shares on the
                                                     ex-dividend date for such
                                                     Extraordinary  Dividend and
                                                     (ii) the excess, if any, of
                                                     the per share  amount or
                                                     value of such
                                                     Extraordinary  Dividend
                                                     over the Ordinary
                                                     Dividend   Amount  for
                                                     such   Extraordinary
                                                     Dividend,   as  determined
                                                     by  the Calculation Agent.

              Excess Dividend Amount:                For the
                                                     avoidance of doubt, all
                                                     references to the Excess
                                                     Dividend Amount shall be
                                                     deleted from Section 8.4(b)
                                                     and 9.2(a)(iii) of the 2002
                                                     Definitions.

         Share Adjustments:

              Potential Adjustment Events:           If an
                                                     event occurs that
                                                     constitutes both a
                                                     Potential Adjustment Event
                                                     under Section
                                                     11.2(e)(ii)(C) of the 2002
                                                     Definitions and a Spin-off
                                                     as described below, it
                                                     shall be treated hereunder
                                                     as a Spin-off and not as a
                                                     Potential Adjustment Event.

              Method of Adjustment:                  Calculation Agent
                                                     Adjustment

         Spin-off:                                   A  distribution  of New
                                                     Shares  (the  "Spin-off
                                                     Shares") of a  subsidiary
                                                     of the Issuer  (the
                                                     "Spin-off   Issuer")  to
                                                     holders  of  the  Shares
                                                     (the  "Original Shares").
                                                     With  respect  to a
                                                     Spin-off,  "New  Shares"
                                                     shall  have the  meaning
                                                     provided  in  Section
                                                     12.1(i)  of the 2002
                                                     Definitions  except  that
                                                     the  phrase immediately
                                                     preceding  clause (i)
                                                     thereof  shall be  replaced
                                                     by the  following:
                                                     "`New Shares" means
                                                     ordinary or common shares
                                                     of the Spin-off  Issuer
                                                     that are, or that as of the
                                                     ex-dividend  date of  such
                                                     Spin-off  are  scheduled
                                                     promptly  to  be,".

         Consequences of Spin-offs:                  As of the  ex-dividend
                                                     date of a Spin-off,  (i)
                                                     "Shares"  shall mean the
                                                     Original Shares and the
                                                     Spin-off  Shares;  (ii) the
                                                     Transaction  shall
                                                     continue but as a Share
                                                     Basket Forward  Transaction
                                                     with a Number of Baskets
                                                     equal to the Number of
                                                     Shares  prior to such
                                                     Spin-off,  and each Basket
                                                     shall  consist of one
                                                     Original Share and a number
                                                     of Spin-off  Shares that a
                                                     holder of one  Original
                                                     Share would have been
                                                     entitled to receive in such
                                                     Spin-off;  and (iii) the
                                                     Calculation  Agent shall
                                                     make such  adjustments  to
                                                     the  exercise,  settlement,
                                                     payment or any other
                                                     terms of the  Transaction
                                                     as the  Calculation  Agent
                                                     determines  appropriate  to
                                                     account for the economic
                                                     effect on the  Transaction
                                                     of such  Spin-off
                                                     (provided that no
                                                     adjustments  will be made
                                                     to account  solely for
                                                     changes in  volatility,
                                                     expected  dividends,  stock
                                                     loan rate or  liquidity
                                                     relevant  to the Shares or
                                                     to the  Transaction),
                                                     which may,  but need not,
                                                     be  determined  by
                                                     reference to the
                                                     adjustment(s)  made in
                                                     respect of such Spin-off by
                                                     an options  exchange to
                                                     options on the Shares
                                                     traded on such  options
                                                     exchange.  As of the
                                                     ex-dividend  date of
                                                     any  subsequent  Spin-off,
                                                     the  Calculation  Agent
                                                     shall make  adjustments to
                                                     the composition of the
                                                     Basket and other terms of
                                                     the  Transaction  in
                                                     accordance  with
                                                     the immediately preceding
                                                     sentence.

         Extraordinary Events:

              Consequences of Merger Events:

                  Share-for-Share:                  Calculation Agent Adjustment

                  Share-for-Other:                   Cancellation and Payment

                  Share-for-Combined:                Component Adjustment

                  Composition of
                  Combined Consideration:            Not Applicable

              Tender Offer:                          Applicable

              Consequences of Tender Offers:

                  Share-for-Share:                  Calculation Agent Adjustment

                  Share-for-Other:                  Calculation Agent Adjustment

                  Share-for-Combined:              Calculation Agent Adjustment

              Nationalization, Insolvency
              or Delisting:                          Cancellation and Payment

         Additional Disruption Events:

              Change in Law:                         Applicable

              Failure to Deliver:                    Not Applicable

              Insolvency Filing:                     Applicable

              Hedging Disruption:                    Not Applicable

              Increased Cost of Hedging:             Not Applicable

              Loss of Stock Borrow:                  Applicable,  provided  that
                                                     the  phrase  "at a rate
                                                     equal  to or less  than the
                                                     Maximum  Stock Loan  Rate"
                                                     at the end of the
                                                     definition  of Loss of
                                                     Stock  Borrow  shall be
                                                     deleted,  and, for the
                                                     avoidance of doubt,  for
                                                     purposes of  determining
                                                     any  Cancellation  Amount
                                                     payable  as the result of a
                                                     Loss of Stock  Borrow,  the
                                                     Determining  Party may take
                                                     into account any amounts
                                                     payable by the Hedging
                                                     Party  under  any  buy-in
                                                     provisions   contained  in
                                                     any  securities  loan
                                                     agreements governing loans
                                                     of Shares borrowed in
                                                     respect of the Transaction.

              Maximum Stock Loan Rate:               Not Applicable

              Increased Cost of Stock Borrow:        Not Applicable

              Hedging Party:                         CSCL

         Determining Party:                          CSCL

         Non-Reliance:                               Applicable

         Agreements and Acknowledgments
         Regarding Hedging Activities:               Applicable

         Additional Acknowledgments:                 Applicable

         Credit Support Documents:                   Section 4 shall be a Credit
                                                     Support  Document under the
                                                     Agreement with respect to
                                                     Counterparty.

                                                     Guarantee dated May 16,
                                                     2001 made by Credit Suisse
                                                     (USA), Inc., a Delaware
                                                     corporation, in favor of
                                                     each and every counterparty
                                                     to one or more Financial
                                                     Transactions (as defined
                                                     therein) with CSCL shall be
                                                     a Credit Support Document
                                                     under the Agreement with
                                                     respect to CSCL.

         Account Details:

              Payments to CSCL:                      Citibank, N.A., New York
                                                     021-000-089
                                                     For A/C of: Credit Suisse
                                                     Capital LLC
                                                     Account Number: 30459883

              Payments to Counterparty:              To be advised under
                                                     separate cover prior to the
                                                     Trade Date.

              Delivery of Shares to CSCL:            Credit Suisse Securities
                                                     (USA) LLC DTC# 355
                                                     Account # 2HRY60
                                                     Account Name: CSCL
                                                     Collateral Management
                                                     Account

         Office: CSCL is acting through its New York Office for the purposes of the
                                                     Transaction; Counterparty
                                                     is not a Multibranch Party.

         Calculation Agent:                          CSCL.  The  Calculation
                                                     Agent will have no
                                                     responsibility  for good
                                                     faith errors or omissions
                                                     in any determination under
                                                     the Transaction.

3. Other Provisions:

              Reimbursement Obligation:

              If Counterparty exercises the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares pursuant to Section 4(f) below and if as a result CSCL will incur any costs from the borrowing of Shares in connection with the continued hedging of CSCL's exposure to the Transaction, CSCL shall inform Counterparty of the amount of such anticipated costs and Counterparty shall make monthly cash payments to CSCL from time to time in an amount sufficient to reimburse CSCL for such costs.

              Termination by Counterparty:

                  At any time, Counterparty may terminate the Transaction in whole or in part upon 35 Exchange Business Days' prior written notice to CSCL (the termination date specified in such notice, the "Optional Termination Date"). If Counterparty terminates the Transaction in whole, Counterparty shall make a cash payment to CSCL (or vice versa, as the case may be) on the Optional Termination Date in an amount equal to the amount that would be payable under Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provisions set forth under "Payment on Early Termination" below), (ii) Counterparty were the sole Affected Party and (iii) the Transaction were the only Terminated Transaction. If Counterparty terminates the Transaction in part, Counterparty shall specify the number of Shares with respect to which the Transaction is to be terminated and Counterparty shall make a cash payment to CSCL on the Optional Termination Date (or vice versa, as the case may be) in an amount equal to the amount that would be payable under Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provision set forth under "Payments on Early Termination" below), (ii) Counterparty were the sole Affected Party and (iii) the Transaction were the only Terminated Transaction; provided that (a) for purposes of such calculation, the Number of Shares shall be deemed to be such number of Shares with respect to which the Transaction is to be terminated, and (b) the Number of Shares shall be reduced by such number of Shares with respect to which such Transaction is to be terminated.

              Additional Representations and Warranties of Counterparty:

                  Counterparty hereby represents and warrants to CSCL as of the date hereof, and as of every day from the date hereof to and including the Trade Date, that:

1. From the date three months prior to the date hereof or the date on which this representation and warranty is deemed to be repeated, as the case may be, neither Counterparty nor any person who would be considered to be the same "person" as Counterparty or "acting in concert" with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) has, without the written consent of CSCL, sold any Shares or hedged (through swaps, options, short sales or otherwise) any long position in the Shares, other than pursuant to Counterparty's (i) outstanding 10b5-1 plan and (ii) Volaris Discretionary Investment Management Agreement (the "Volaris Program") entered into with CSCL or an affiliate thereof. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act.

2. Counterparty is an "eligible contract participant" as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

3. Counterparty is not on the date hereof, in possession of any material non-public information regarding the Issuer. Other than the Volaris Program, Counterparty has not entered into or altered hedging transaction relating to the Shares corresponding to or offsetting the Transaction. None of the transactions contemplated herein will violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to Counterparty or its affiliates, including, but not limited to, the Issuer's window period policy.

4. Counterparty shall file or cause to be filed, on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to the Transaction contemplated hereby in the form attached hereto as Annex B.

5. Counterparty is, and shall be as of the date of any payment or delivery by Counterparty hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

6. Counterparty (a) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (b) has paid all material taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, unless in each case the same are being contested in good faith. For purposes of determining whether a tax return has been timely filed, any extensions shall be taken into account.

7. Counterparty's holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to the Initial Pledged Items commenced on a date at least two years prior to the Trade Date. Counterparty agrees that Counterparty has not (i) created or permitted to exist any Lien (as defined in Section 4 below, other than the security interests in the collateral created by Section 4) or any Transfer Restriction (other than the Existing Transfer Restrictions, as defined in Section 4 below) upon or with respect to the Collateral, (ii) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (iii) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Counterparty, CSCL and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral. "Control" means "control" as defined in Section 8-106 and 9-106 of the Uniform Commercial Code as in effect in the State of New York ("UCC").

8. Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests in the Collateral created by Section 4 below, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

9. All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable CSCL to maintain a valid and continuously perfected security interest in such Collateral, in respect of which CSCL will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

10. No registration, recordation or filing with any governmental body, agency or official is required or necessary for the validity or enforceability hereof or for the perfection or enforcement of the security interests in the Collateral created by Section 4 below, other than the filing of financing statement in any appropriate jurisdiction.

11. Counterparty has not performed and will not perform any acts that might prevent CSCL from enforcing any of the terms of Section 4, "Collateral Provisions," or that might limit CSCL in any such enforcement.

              Representations, Warranties and Covenants of CSCL:

1. CSCL represents to Counterparty that an affiliate of CSCL (the "CSCL Affiliate") is registered as a broker and a dealer with the Securities and Exchange Commission and is a "market maker" or a "block positioner", as such terms are used in Rule 144 under the Securities Act, with respect to the Shares.

2. CSCL agrees that CSCL Affiliate shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Shares minus the number of securities of such class sold in connection with CSCL's Initial Hedge position.

              U.S. Private Placement Representations:

                  Each of CSCL and Counterparty hereby represents and warrants to the other party as of the date hereof that:

1. It is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.

2. It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

              Covenants of Counterparty:

1. Counterparty agrees that each of Counterparty and its affiliates will comply with all applicable disclosure or reporting requirements in respect of the Transaction, including, without limitation, any requirement imposed by
                      Section 13 or Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), if any, and Counterparty will provide CSCL with a copy of any report filed in respect of the Transaction promptly upon filing thereof.

2. Counterparty is aware of and agrees to be bound by the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to option trading and is aware of and agrees not to violate, either alone or in concert with others, the position or exercise limits established by the NASD.

              Binding Commitment:

                  The parties intend that this Confirmation constitutes a "preliminary agreement" and, upon execution of a Supplemental Confirmation, a "Final Agreement" as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan
                  L. Beller to Michael Hyatte of the staff of the Securities and Exchange Commission (the "Staff") to which the Staff responded in an interpretative letter dated December 20, 1999.

              Additional Termination Event:

              For purposes of Section 5(b)(v) of the Agreement, the following event shall be an Additional Termination Event with respect to which Counterparty shall be the sole Affected Party:

                  Immediately following the close of business on any Contract Continuation Payment Date, Discounted Advance does not apply and the Funded Amount is not zero; provided that such event shall not be an Additional Termination Event if Counterparty elects, at its option, to pay the Contract Continuation Payment for such Contract Continuation Payment Date at or prior to the close of business on such Contract Continuation Payment Date.

                  "Contract Continuation Payment Date" means each of (x) the first day of January 1, April 1, July 1 and October 1 of each year occurring during the period from and including the first Prepayment Date to but excluding the Settlement Date, subject to adjustment in accordance with the Modified Following Business Day Convention (each, a "Quarterly Contract Continuation Payment Date") and (y) each Prepayment Date.

                  "Contract Continuation Payment" means, for any Contract Continuation Date, an amount equal to the product of (A) the Contract Continuation Calculation Amount for such Contract Continuation Payment Date, (B) the Applicable Rate for such Contract Continuation Date, (C) the number of calendar days in the period from and including such Contract Continuation Payment Date to but excluding the immediately following Quarterly Contract Continuation Payment Date or, if there is no following Quarterly Contract Continuation Payment Date, the Settlement Date, and (D) 1/360.

                  "Contract Continuation Calculation Amount" means, for any Quarterly Contract Continuation Payment Date, the Funded Amount on such date, and, for any Prepayment Date, the Prepayment Amount for such date.

                  "Applicable Rate" means, on any date, USD-LIBOR-BBA for a Designated Maturity of three months and a Reset Date of such date.

              Payments on Early Termination:

                  Upon (x) the occurrence or effective designation of an Early Termination Date in respect of the Transaction or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of the Transaction pursuant to
                  Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such event as described in clause (x) or (y) above, an "Early Termination Event"), if Counterparty would owe any amount to CSCL pursuant to Section 6(d)(ii) of the Agreement (determined as if the Transaction were the only Transaction under the Agreement) or any Cancellation Amount pursuant to Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such amount, a "Counterparty Payment Amount" and any Early Termination Event that would so result in Counterparty owing any such amount, a "Counterparty Payment Event"), then, except to the extent that CSCL proceeds to realize upon the Collateral and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the
                  Agreement:

(i) on the date on which any Counterparty Payment Amount is due, in lieu of any payment or delivery of such Counterparty Payment Amount, Counterparty shall deliver to CSCL a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such securities or property) with a value equal to the Counterparty Payment Amount based on the market value of the Shares (or such other securities or property) as of the Early Termination Date or the date as of which the Cancellation Amount is determined, as the case may be, as determined by the Calculation Agent; and

(ii) for purposes of determining any Loss under Section 6(e) of the Agreement in respect of any other Transactions under the Agreement, the Transaction shall be deemed not to be a Transaction under the Agreement; provided that, for the avoidance of doubt, if Counterparty fails to deliver Shares pursuant to clause (i) above at the time required, then, the Transaction (including such delivery obligation) shall be included for the purpose of determining CSCL's Loss for all Transactions (including the Transaction) under the Agreement.

             Securities Contract:

                  The parties hereto acknowledge and agree that each of CSCL and the Custodian (as defined in Section 4 below) is a "stockbroker" within the meaning of Section 101 (53A) of Title 11 of the United States Code (the "Bankruptcy Code") and that the Custodian is acting as agent and custodian for CSCL in connection with the Transaction and that CSCL is a "customer" of the Custodian within the meaning of Section 741(2) of the Bankruptcy Code. The parties hereto further recognize that the Transaction is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a "settlement payment" within the meaning of Section 741(8) of the Bankruptcy Code.

              Assignment:

                  The rights and duties under this Confirmation and each Supplemental Confirmation may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld; provided that (i) CSCL may assign or transfer any of its rights or duties hereunder to any of its affiliates without the prior written consent of Counterparty and (ii) the Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Credit Suisse First Boston, so long as such affiliate is a broker-dealer registered with the Securities and Exchange Commission.

              Non-Confidentiality:

                  The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by CSCL and its affiliates to Counterparty relating to such tax treatment and tax structure (provided that the foregoing does not constitute an authorization to disclose the identity of CSCL or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information) and (ii) CSCL does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

              Matters relating to Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC:

1. Agent shall act as "agent" for CSCL and Counterparty in connection with the Transaction.

2. Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.

3. Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of CSCL's obligations hereunder or under the Agreement.

4. CSCL is an "OTC derivatives dealer" as such term is defined in the Exchange Act and is an affiliate of Agent.

5.                    CSCL is not a member of the Securities Investor Protection
                      Corporation.

4.                    Collateral Provisions:

     a. Delivery of Collateral:

         On or prior to the Trade Date, Counterparty shall deliver to the CSCL in pledge hereunder, Eligible Collateral consisting of a number of Shares equal to the Number of Shares (the "Initial Pledged Items"). "Eligible Collateral" means Shares; provided that Counterparty has good and marketable title thereto, free of all of any and all lien, mortgage, interest, pledge, charge or encumbrance of any kind (other than the security interests in the Collateral created hereby, a "Lien") and Transfer Restrictions (other than the Existing Transfer Restrictions) and that CSCL has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto. "Transfer Restriction" means, with respect to any item of collateral pledged hereunder, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a "restricted security" or Counterparty being an "affiliate" of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction". "Existing Transfer Restrictions" means Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty is an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuerby virtue of the fact that such securities are "restricted securities", within the meaning of Rule 144 under the Securities Act. "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to CSCL by Counterparty shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to CSCL, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "Collateral Account") of CSCL maintained by the Custodian, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (C) in the case of securities in respect of which security entitlements are held by Counterparty through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of CSCL, at another securities intermediary satisfactory to CSCL and the crediting by the Custodian of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as CSCL shall provide to Counterparty in writing. "Custodian" means Credit Suisse Securities (USA) LLC, or any other custodian appointed by CSCL and identified to Counterparty.

     b. Grant of Security Interests in the Collateral:

         In order to secure the full and punctual observance and performance of the covenants and agreements contained in this Confirmation, each Supplemental Confirmation and in the Agreement, Counterparty hereby assigns and pledges to CSCL, and grants to CSCL, as secured party, security interests in and to, and a lien upon and right of set-off against, and transfers to CSCL, as and by way of a security interest having priority over all other security interests, with power of sale, all of Counterparty's right, title and interest in and to (i) the Initial Pledged Items; (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged hereunder) (such additions and substitutions, the "Additions and Substitutions"); (iii) the Collateral Account of CSCL maintained by the Custodian and all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto; and (iv) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Custodian or any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Counterparty, with respect to Counterparty) from or in connection with the Initial Pledged Items or the Additions and Substitutions, excluding any Excluded Proceeds (collectively, the "Collateral"). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC). "Excluded Proceeds" means any ordinary cash dividend, to the extent not an Extraordinary Dividend, in respect of Shares that is not distributed after the occurrence and during the continuance of any Default Event.

     c. Certain Covenants of Counterparty relating to the Collateral:

         Counterparty agrees that, so long as any of Counterparty's obligations under the Agreement remain outstanding:

1. Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described hereunder as necessary to cause such requirement to be met. "Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, a number of Shares at least equal to the Number of Shares or (B) failure at any time of the security interests in the Collateral created hereby to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which CSCL has Control, or, in each case, assertion of such by Counterparty in writing.

2. Counterparty shall, at its own expense and in such manner and form as CSCL may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable CSCL to exercise and enforce its rights hereunder with respect to such security interest.

3. Counterparty shall warrant and defend Counterparty's title to the Collateral, subject to the rights of CSCL, against the claims and demands of all persons. CSCL may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

4. Counterparty agrees that Counterparty shall not change (i) Counterparty's name in any manner or (ii) Counterparty's "location" (as defined in Section 9-307 of UCC), unless Counterparty shall have given CSCL not less than 10 days' prior notice thereof.

5. Counterparty agrees that Counterparty shall not (i) create or permit to exist any lien (other than the security interests in the Collateral created hereby) or any Transfer Restriction (other than Existing Transfer Restrictions) upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto (other than this Confirmation) or (y) pursuant to which any person other than Counterparty, CSCL and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

     d. Administration of the Collateral and Valuation of Securities:

         1. CSCL shall determine on each Business Day whether a Collateral Event of Default shall have occurred. If on any Business
              Day CSCL determines that a Collateral Event of Default shall have occurred, CSCL shall promptly notify Counterparty of such determination by telephone call to Counterparty followed by a written confirmation of such call. If on any Business Day CSCL determines that no Default Event or failure by Counterparty to meet any of Counterparty's obligations under "Certain Covenants of Counterparty relating to the Collateral" or under this section has occurred and is continuing, Counterparty may obtain the release from the security interests in the Collateral created hereby of any Collateral upon delivery to CSCL of a written notice from Counterparty indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred. "Default Event" means any Collateral Event of Default, any Event of Default with respect to Counterparty or any Termination Event with respect to which Counterparty is the Affected Party or an Affected Party or an Extraordinary Event that results in an obligation of Counterparty to pay an amount pursuant to
              Section 12.7 or Section 12.9 of the 2002 Definitions;

         2. CSCL may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Counterparty or Counterparty's nominee to be transferred of record into the name of the Custodian, CSCL or its nominee. Counterparty shall promptly give to CSCL copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary, in the name of Counterparty or Counterparty's nominee and CSCL shall promptly give to Counterparty copies of any notices and communications received by CSCL with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, CSCL or its nominee.

         3. Counterparty agrees that Counterparty shall forthwith upon demand pay to CSCL:

(i) the amount of any taxes that CSCL or the Custodian may have been required to pay by reason of the security interests in the Collateral created hereby or to free any of the Collateral from any Lien thereon; and

(ii) the amount of any and all costs and expenses, including the fees and disbursements of counsel and of any other experts, that CSCL or the Custodian may incur in connection with (A) the enforcement of this pledge, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interests in the Collateral created hereby, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by CSCL of any of the rights conferred upon it hereunder or
                  (D) any Default Event.

              Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2.5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

     e.  Rehypothecation of Collateral:

         The parties hereto agree that CSCL may sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (collectively, "rehypothecate") any Collateral; provided that CSCL may only rehypothecate the Collateral in connection with hedging its exposure to this Transaction.

     f.  Income and Voting Rights in Collateral:

         CSCL shall have the right to receive and retain as Collateral hereunder all proceeds, excluding any Excluded Proceeds, but including, without limitation, any Extraordinary Dividend in excess of the Ordinary Dividend Amount and interest of the Collateral; provided that CSCL shall have such right with respect to any and all proceeds, including without limitation any Excluded Proceeds, after the occurrence and during the continuance of a Default Event (such proceeds as CSCL shall have the right to receive and retain at any time, "Retained Proceeds"), and Counterparty shall take all such action as CSCL shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds that are received by Counterparty shall be received in trust for the benefit of CSCL and, if CSCL so directs, shall be segregated from other funds of Counterparty and shall, forthwith upon demand by CSCL, be delivered over to the Custodian on behalf of CSCL as Collateral in the same form as received (with any necessary endorsement).

         Unless a Default Event shall have occurred and be continuing, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

         If a Default Event shall have occurred and be continuing, CSCL shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if CSCL were the absolute and sole owner thereof.

     g.  Remedies upon Counterparty Payment Events:

         If any Counterparty Payment Event shall have occurred, CSCL may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised).

         Counterparty hereby irrevocably appoints CSCL as Counterparty's true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, CSCL or otherwise, for the sole use and benefit of CSCL, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while a Counterparty Payment Event has occurred, all or any of the following powers with respect to all or any of the Collateral:

              (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

              (ii)to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

              (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if CSCL were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and

              (iv)to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

         provided that CSCL shall give Counterparty not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that (A) threatens to decline speedily in value, including, without limitation, equity securities, or (B) is of a type customarily sold on a recognized market. CSCL and Counterparty agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611(b) of the UCC.

     h.  Termination:

         The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Counterparty under this Confirmation and each Supplemental Confirmation. Any Collateral remaining at the time of such termination shall be fully released and discharged from the security interests in the Collateral created hereby and delivered to Counterparty by CSCL, all at the request and expense of Counterparty.

5. The Agreement is further supplemented by the following provisions:

              Termination Provisions.

1. "Specified Entity" means in relation to CSCL, none, and in relation to Counterparty for the purpose of Section 5(a)(v) of the Agreement only, any Affiliate (as defined in Section 14 of the Agreement) of Counterparty.

2.                    "Specified Transaction" will have the meaning specified in
                      Section 14 of the Agreement.

3. The "Cross Default" provision of Section 5(a)(vi) of the Agreement will not apply to CSCL and will apply to Counterparty.

                      For the purpose of such provision:

                      "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, or (b) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to the Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

                      "Threshold Amount" means USD 10,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

4. The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will not apply to CSCL and will apply to Counterparty.

5. The "Automatic Early Termination" provisions of Section 6(a) of the Agreement will not apply to CSCL and Counterparty.

6. Payments on Early Termination. For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

7.                    "Termination Currency" means United States Dollars.

8. Set-Off. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Event, such Party ("Party X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation and each Supplemental Confirmation pursuant to the terms hereof and thereof, and to set off any obligation that Party X or any affiliate of Party X may have to the other party ("Party Y") hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation and any Supplemental Confirmation or any other agreement between Party X or any of its affiliates and Party Y, against any right Party X or any of its affiliates may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation and each Supplemental Confirmation or any other agreement between Party X or any of its affiliates and Part Y. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation
                      Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

              Tax Representations.  None.

              Agreements to Deliver Documents. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each of CSCL and Counterparty agrees to deliver the following documents, as applicable:

1. Counterparty will deliver to CSCL, prior to or upon execution of this Confirmation, evidence reasonably satisfactory to CSCL as to the names, true signatures and authority of the officers or officials signing this Confirmation on its behalf.

                  Such documents shall be covered by the representation set forth in Section 3(d) of the Agreement.

              Miscellaneous:

1. Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

                      Address for notices or communications to CSCL (other than by faCSCLimile) (for all purposes):

                      Address:              Credit Suisse Capital LLC
                                            c/o Credit Suisse Securities(USA)LLC
                                            Eleven Madison Avenue
                                            New York, NY  10010
                                            Attn: Senior Legal Officer
                                            Tel:  (212) 538-2616
                                            Fax:  (212) 325-8036

                      With a copy to:       Credit Suisse Securities (USA) LLC
                                            One Madison Avenue, 8th Floor
                                            New York, New York 10010

                                            For payments and deliveries:
                                            Attn:    Vincent Larkin
                                            Tel:  (212) 538-3295
                                            Fax:  (212) 325-8175

                                            For all other communications:
                                            Attn:    John Ryan
                                            Tel.:  (212) 325-8681
                                            Fax:  (212) 538-8898

                      Designated responsible employee for the purposes of
                      Section 12(a)(iii) of the Agreement:  Senior Legal Officer

                      Address for notices or communications to Counterparty:

                                             Eric Paneth
                                             39 Shimon Ben Zvi St.
                                             Givataiim
                                             Israel 53631

2. The date and time of the Transaction will be furnished by CSCL to Counterparty upon written request by Counterparty.

3. Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

4. Service of Process. The parties irrevocably consent to service of process given in the manner provided for notices in Section in paragraph 1 immediately above. Nothing in this Confirmation will affect the right of either party to serve process in any other manner permitted by law.

5. Breakage Costs: If any Supplemental Confirmation has not been executed by 5:00 p.m., New York City time, on the date ten (10) Exchange Business Days following completion of CSCL's Initial Hedge, the transactions contemplated by this Confirmation may be terminated and unwound at CSCL's election and Counterparty shall be responsible for all costs and expenses (including market losses) relating to the unwinding of CSCL's hedging activities; provided that any gains accruing to CSCL (less any costs and expenses) arising out of such termination shall be paid to Counterparty.

6. THE AGREEMENT AND EACH CONFIRMATION THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, CSCL SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF LAW OF SUCH OTHER JURISDICTION). EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY AGREE THAT THE CUSTODIAN'S JURISDICTION, WITHIN THE MEANING OF
                      SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.

7. This Confirmation and each Supplemental Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, CSCL and their respective successors and assigns and no other person shall assert any rights as third-party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and CSCL shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

8. Any provision of this Confirmation and each Supplemental Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, and in the case of an amendment, by Counterparty and CSCL or, in the case of a waiver, by the party against whom the waiver is to be effective.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.



                                         Yours faithfully,

                                         CREDIT SUISSE CAPITAL LLC


                                         By:/s/ John Ryan
                                         ----------------------
                                         Name: John Ryan
                                         Title: A.V.P. Operations



Confirmed as of the date first written above:

ERIC PANETH


By:/s/ Eric Paneth
------------------
Name:
Title:


CREDIT SUISSE SECURITIES (USA) LLC,
as Agent


By:/s/ Christy Grant
----------------------
Name: Christy Grant
Title: Vice President

                        FORM OF SUPPLEMENTAL CONFIRMATION
                                in respect of the
                                  CONFIRMATION
                                     of the
                                   TRANSACTION
                                     between
                            CREDIT SUISSE CAPITAL LLC
                                       and
                                 [COUNTERPARTY]
                               (CSCL Ref: [_____])


This Supplemental Confirmation (this "Supplemental Confirmation") supplements, forms part of and is subject to, the above-referenced Confirmation dated as of [Date] (the "Confirmation") between Credit Suisse Capital LLC and [Counterparty] and the Agreement referred to therein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation.

The additional terms of the Transaction are as follows:

         Trade Date:                                 [______]

         Initial Price:                              USD[_____]

         Initial Forward Price:                      USD[_____]

         Forward Floor Price:                        USD[_____]

         Forward Cap Price:                          USD[_____]

         Scheduled Maturity Date:                    [______]

         First Averaging Date:                       [______]

         Number of Shares:                           [______]

Confirmed as of the date first written above:

ERIC PANETH

By: /s/ Eric Paneth
-------------------
       Name:
       Title:

CREDIT SUISSE CAPITAL LLC


By:/s/ John Ryan
--------------------
Name: John Ryan
Title: A.V.P. Operations


CREDIT SUISSE SECURITIES (USA) LLC,
as Agent


By:/s/ Christy Grant
----------------------
Name: Christy Grant
Title: Vice President

                                   [PG NUMBER]

                                                    ANNEX B

[Form of Form 144]